Exhibit 10.139a

                         CASH INCENTIVE AWARD AGREEMENT

     AGREEMENT made effective February 1, 2006 by and among Tiffany & Co., a Delaware corporation (the "Company"), Tiffany and Company, the New York subsidiary corporation of the Company ("Tiffany") and [Schedule I]("Executive").

     Whereas, on March 17, 2005 the Board of Directors of the Company adopted, and on May 19, 2005 the stockholders of the Company duly approved, the Company's 2005 Employee Incentive Plan, as subsequently amended (the "Plan"); and

     Whereas, the Stock Option Subcommittee of the Compensation Committee of the Company was appointed the "Committee" under the Plan by said Board of Directors; and

     NOW THEREFORE, based upon the foregoing and in consideration of the mutual promises hereinafter set forth, it is hereby AGREED as follows:

     1. This Agreement is intended to be an Award Agreement under the Plan and is subject to all terms and conditions set forth in such Plan, including the Plan provisions limiting implied rights.

     2. Executive agrees that he shall not be entitled to any cash bonus in respect of the fiscal year ending January 31, 2007 except as provided in this Agreement.

     3. Tiffany agrees to pay, or, failing that, the Company shall pay, a cash bonus to Executive in respect of the fiscal year ending January 31, 2007 as follows. Such bonus shall be paid, if at all, at such time as bonuses are made payable to Tiffany's management employees in respect of such fiscal year, provided that Executive remains employed with Tiffany through the end of such fiscal year. The amount of said cash bonus shall be determined on the basis of the following Performance Measures -- the Company's consolidated net earnings for such fiscal year (as adjusted by the Committee pursuant to Section 9.1 of the Plan) as specified in the following table:

      Consolidated Net Earnings                          Bonus Amount
      -------------------------                          ------------

      $__________ or more                                 $[Column A]
      $_________                                          $[Column B]
      $_________ or less                                          $0.

     Should the Company's consolidated net earnings fall between any of the targets set forth above, the bonus amount payable to Executive shall be prorated accordingly.

     4. This Agreement shall be governed by the law of the State of New York applicable to agreements made and to be performed within said state.

     IN WITNESS WHEREOF, parties hereto have entered into this Agreement effective as of the date first stated above.

                                       I

                                                     Tiffany & Co.
                                                     (the "Company")



------------------------------------                 ---------------------------


                                                     Tiffany and Company
                                                     ("Tiffany")



                                                     ---------------------------




                                   Schedule I
                                   ----------

Name                                               Column A            Column B.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Michael J. Kowalski                              $1,852,500             $926,250
--------------------------------------------------------------------------------
James E. Quinn                                   $1,036,000             $518,000
--------------------------------------------------------------------------------
James N. Fernandez                                 $858,000             $429,000
--------------------------------------------------------------------------------
Beth O. Canavan                                    $689,000             $344,500
--------------------------------------------------------------------------------




                                       II